UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

333-199888	Talen Energy Corporation (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	47-1197305

333-199888-01	Talen Energy Holdings, Inc. (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	47-1180131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2015, in connection with the previously announced spinoff of PPL Corporation’s competitive power generation business, PPL Energy Supply, LLC (“Energy Supply”) and the combination of that business with the competitive power generation business (“RJS Power”) owned by affiliates of Riverstone Holdings LLC to form Talen Energy Corporation, an independent, publicly traded company to be listed on the New York Stock Exchange, Energy Supply entered into a transition services agreement (the “Transition Services Agreement”) with Topaz Power Management, LP (“TPM”). This summary is qualified in its entirety by reference to the Transition Services Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Transition Services Agreement sets forth the terms and conditions for the provision of certain business administration services (the “Services”) by TPM to RJS Power, from and following the date on which the spinoff and combination are consummated.

Unless terminated earlier by mutual agreement of TPM and Energy Supply or under other enumerated circumstances, the Transition Services Agreement terminates on the date that the provider is no longer obligated to provide any Service pursuant to the Transition Services Agreement, but in any event no later than on January 31, 2016. In general, the fees for the Services allow TPM to recover its actual cost, with no margin or profit, for the provision of such services, including salary, hourly and overtime pay, bonuses, benefits and all other employee or labor related costs, retention payments for certain employees, overhead costs and taxes.

TPM is not required to provide any services pursuant to the Transition Services Agreement other than the Services.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 -	Transition Services Agreement by and between Topaz Power Management, LP and PPL Energy Supply, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ENERGY SUPPLY, LLC

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

TALEN ENERGY CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Director and Executive Vice President

TALEN ENERGY HOLDINGS, INC.

By:	/s/ Paul A. Farr
Paul A. Farr Director and Executive Vice President

Dated: May 8, 2015